UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, FL		33607
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7605

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 27, 2014, Walter Investment Management Corp. (the “Company”) issued a press release announcing the results of the Company’s operations for the fiscal quarter and year ended December 31, 2013. The press release is furnished as Exhibit 99.1 to this Report and is hereby incorporated by reference in this Item 2.02.

Item 7.01 Regulation FD Disclosure.

On February 27, 2014, the Company posted earnings presentation materials on its investor relations website at http://investor.walterinvestment.com. The Company intends to make this information available to interested investors at its fourth quarter investor call at 10:00 a.m. EST on February 27, 2014.

Item 8.01 Other Events.

Recent Developments

Legal Proceedings

In November 2010, the Federal Trade Commission (“FTC”) issued a Civil Investigation Demand (“CID”) to an unknown number of mortgage servicers, including Green Tree Servicing LLC (“Green Tree”), a wholly owned indirect subsidiary of the Company, requesting information on a broad range of subjects relating to the companies’ operations. In November 2011, Green Tree received a Supplementary Discovery Request from the FTC seeking additional information. The Consumer Financial Protection Bureau (“CFPB”) began participating in the FTC’s investigation in April 2012. In September 2012, the CFPB issued CIDs to a number of mortgage servicers, including Green Tree, requesting information on a broad range of subjects relating to the companies’ mortgage servicing operations.

In response to the CIDs from the FTC and CFPB, Green Tree has produced documents and other information concerning a wide range of its operations. On October 7, 2013, the CFPB notified Green Tree, that the CFPB’s staff is considering recommending that the CFPB take action against Green Tree for alleged violations of various federal consumer financial laws. On February 20, 2014, the FTC and CFPB staff advised Green Tree that it has sought authority to bring an enforcement action and negotiate a resolution related to alleged violations of various federal consumer financial laws. The Company anticipates meeting with the staff in the near future to get a better understating of the staff’s concerns and to see if the matter can be resolved. At this time, the Company does not have sufficient information to evaluate the merits of the potential enforcement action or to make an assessment of the likelihood or cost of any such resolution.

Pending Transactions

The Company is awaiting approvals of certain government sponsored entities for its acquisition of servicing rights from EverBank and for another acquisition of servicing rights from an affiliate of a national bank. The Company cannot be certain whether or when such approval will be received or what conditions might attach to such approval. Failure to obtain both approvals could have a material adverse affect on financial performance of the Company.

In accordance with General Instruction B.2 of Form 8-K, the information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Statements contained in the exhibit to this report reflecting the Company’s or its management’s expectations or predictions relating to future plans, results, performance, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 27, 2014, reporting results of operations (This exhibit is furnished and not filed.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: February 27, 2014	By:	/s/ Jonathan Pedersen
Jonathan Pedersen, Chief Legal Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 27, 2014, reporting results of operations (This exhibit is furnished and not filed.)